Exhibit 10.9

English translation

Equity Pledge Agreement

The Equity Pledge Agreement (“this Agreement”) is entered into by the following parties in Shanghai, China on January 6, 2021:

Party A: Qizhi (Shanghai) Network Technology Co., Ltd. (the “Pledgee”)

Address: Building C, No.888 Huanhu West Second Road, Lingang New Zone, China (Shanghai) Pilot Free Trade Zone

Party B:

Party B 1: Zhiying Xiao

ID Card No.: ***;

Party B 2: Huan Yao

ID Card No.: ***;

(the “Pledgor”)

Party C: Shanghai Wonder Education Co., Ltd.

Address: Room 175, 1/F, Block 1, No. 588 Zixing Road, Minhang District, Shanghai

In this Agreement, the Pledgee, the Pledgor and Party C are hereinafter referred to as a “Party” and collectively as the “Parties”.

Whereas:

1.

The Pledgor owns 100% of the equity of Party C. Party C is a domestic company registered in Shanghai, China, and engages in the following businesses: Licensed Items: Radio and TV program production and operation; Category I value-added telecommunications services; Publications retail; Performance broker; Publications wholesale; Internet information service; Category II value-added telecommunications services; Basic telecommunications services; Technology import and export (For the items subject to approval according to laws, the relevant operation activities can be carried out only with the approval of relevant authorities); General Items: Technology development, technology transfer, technology consultation, technology service, technology promotion and technology exchange in the fields of education science and technology, Internet science and technology, culture science and technology, information technology and computer science and technology; Organization of cultural and artistic exchange activities; Copyright agency; Conference and exhibition services; Information system integration service; Advertising design, agency; Advertisement publishing (other than broadcasting stations, television stations, newspapers and periodicals); Advertising production; Market research (the Company is prohibited from engaging in social research, social survey, public opinion survey, public opinion poll); Human resources services (excluding job intermediary activities and labor dispatch services); Culture and art counseling; Sales of daily necessities, stationery, cultural supplies, mother and baby supplies (Except for the projects subject to approval according to law, the Company independently carries out business activities according to law with the business license). Party C hereby recognizes the rights and obligations of the Pledgor and the Pledgee under this Agreement and agrees to provide any necessary assistance in registering such Pledge.

2.

The Pledgee is a wholly foreign-owned enterprise registered in Shanghai, China. According to the Exclusive Business Cooperation Agreement entered into by and between the Pledgee and Party C on January 6, 2021, Party C has exclusively engaged the Pledgee to provide relevant services, and agrees to pay corresponding service fees to the Pledgee for such services.

3.

According to the Exclusive Call Option Agreement entered into by and between the parties of this Agreement on January 6, 2021, the Pledgor shall transfer all or part of the equity of the Company it holds to the Pledgee and/or any other entity or person it designates at the request of the Pledgee, subject to the permission of Chinese laws;

4.

According to the Exclusive Asset Purchase Agreement entered into by and between the parties of this Agreement on January 6, 2021, Party C shall transfer all or part of its assets to the Pledgee and/or any other entity Party C it designates at the request of the Pledgee, subject to the permission of Chinese laws;

5.

According to the Power of Attorney entered into by and between the parties of this Agreement on January 6, 2021, the Pledgor has irrevocably entrusted the person designated by the Pledgee to exercise all the shareholder’s voting rights it has in Party C on behalf of the Pledgor;

6.

As a guarantee for the performance of contractual obligations (as defined below) and the settlement of the guaranteed debt (as defined below) by the Pledgor, the Pledgor agrees to pledge all the equity of Party C it holds to the Pledgee, and give the Pledgee the first right of compensation; and Party C agrees to such equity pledge arrangement.

For the performance of the business cooperation agreement, the parties jointly agree to execute this Agreement according to the following terms.

1. Definitions

Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

1.1	“Contractual Obligations”: all the contractual obligations of the Pledgor under the Exclusive Business Cooperation Agreement.

1.2	“Guaranteed Debt”: all the payments due and payable by Party C to the Pledgee, including but not limited to the consulting and service fees.

1.3

“Pledge”: the security interest granted by the Pledgor to the Pledgee according to Article 2 of this Agreement, that is, the right of first compensation for the Pledgee with the proceeds from the transfer, auction or disposal of the equity.

1.4	“Equity”: the 100% equity of Party C legally held by the Pledgor.

1.5	“Term of Pledge”: the period specified in Article 3 of this Agreement.

1.6	“Business Cooperation Agreement”: the Exclusive Business Cooperation Agreement entered into by the Pledgee and Party C on January 6, 2021.

1.7	“Event of Default”: any of the circumstances set out in Article 8 of this Agreement.

1.8	“Notice of Default”: the notice issued by the Pledgee under this Agreement announcing the event of default.

2.	Pledge

As the guarantee for the immediate and complete payment and performance of any and all the payments payable by Party C (including but not limited to the consulting and service fees payable to the Pledgee under the Business Cooperation Agreement) when due (Whether on the specified due date, through prepayment or otherwise) and/or all the expenses (including legal fees), expenditures, interest, liquidated damages, compensation, and costs for the realization of the creditor’s right that the Pledgor should pay to the Pledgee and the losses to be borne according to its contractual obligations, as well as the liabilities of Party C and/or the Pledgor to the Pledgee if the Agreement is invalid in whole or in part due to any reason, the Pledgor hereby pledges its equity in Party C to the Pledgee. The Pledgee shall, within the maximum amount of guarantee, enjoy the right to be reimbursed in priority with the proceeds from cashing, auction or sale of the equity pledged by the Pledgor to the Pledgee.

3.	Term of Pledge

3.1

The pledge shall take effect upon its registration with the administrative department for industry and commerce where Party C is located (the “Registration Authority”). The parties agree that the Pledgor and Party A shall apply to the registration authority for the registration of equity pledge establishment in accordance with the Measures for Registration of Equity Pledge at the Administration for Industry and Commerce on the signing date of this Agreement. The parties further agree that they shall, within twenty (20) working days from the date when the registration authority formally accepts the application for equity pledge registration, go through the formalities for the registration of pledge of all the equity and obtain the registration notice issued by the registration authority, and have the equity pledge completely and accurately recorded in the register of equity pledge by the registration authority.

3.2

The Pledge under this Agreement shall remain in force and effect, unless this Agreement is terminated or modified according to Article 10 hereof. During the term of pledge, if Party C fails to pay the exclusive consulting or service fee according to the Business Cooperation Agreement, the Pledgee shall have the right but no obligation to dispose of the pledge in accordance with the provisions of this Agreement.

4.	Change of Pledge

4.1

If the items recorded in the pledge have changed and the record needs to be changed according to law, the Pledgee and the Pledgor shall, within five (5) working days from the date of change of the recorded items, change the corresponding records, submit the relevant change registration documents, and go through the relevant change registration formalities in the industrial and commercial administrative authority governing Party C.

4.2

If the Pledgor subscribes for the new registered capital of Party C (the “New Equity”) during the term of pledge, the new equity shall automatically become the pledged equity under this Agreement, and the Pledgor shall complete all the procedures necessary to create pledge on the new equity within ten (10) working days after acquiring the new equity. If the Pledgor fails to complete the relevant procedures in accordance with the foregoing provisions, the Pledgee shall have the right to realize the pledge immediately according to this Agreement.

5.	Maintenance of Equity Record

5.1

Within the term of pledge stipulated in the Agreement, the Pledgor shall deliver its equity investment certificate and the register of shareholders recording the pledge to the Pledgee within one week from the date of execution of this Agreement. The Pledgee shall keep these documents during the term of pledge stipulated in this Agreement.

5.2	Within the term of pledge, the Pledgee is entitled to receive the dividends arising from the pledged equity.

6.	Representations and Warranties of the Pledgor

6.1

The Pledgor is the only legal and beneficial owner of the pledge. There is no existing dispute over the ownership of the pledged equity. The Pledgor has the right to dispose of the pledged equity and any part thereof.

6.2

Except for the pledge, the Pledgor has not created any security interest or other encumbrance on the pledged equity. The pledge under this Agreement constitutes the first-order security interest of the pledged equity.

6.3

All the consent, license, waiver, authorization of any third party or the approval, license, waiver or registration or filing with any governmental authority necessary for the execution and performance of this Agreement and the equity pledge under this agreement have been obtained or completed, and remain in full effect during the term of this Agreement.

6.4

The execution and performance of this Agreement by the Pledgor are not in violation of or in conflict with any applicable laws or any agreement to which it is a party or which is binding on its assets, any judgment of the court, any award of the arbitration organ or any decision of the administrative organ.

6.5

There is no pending or, as far as the Pledgor knows, threatened, litigation, legal proceeding or claim against the Pledgor, its property or the pledged equity in any court, arbitration tribunal, governmental authority or administrative organ that will have a material adverse impact on the financial position of the Pledgor or its ability to perform the obligation and guarantee liability under the Agreement.

7.	Undertakings and Further Consents of the Pledgor

7.1	The Pledgor hereby undertakes to the Pledgee that during the term of this Agreement, the Pledgor shall:

7.1.1

not transfer the equity, create or permit the existence of any security interest or other encumbrance that may affect the rights and interests of the Pledgee in the equity without the prior written consent of the Pledgee, except for the performance of the Exclusive Call Option Agreement signed by and between the Pledgor, the Pledgee and Party C on January 6, 2021;

7.1.2

promptly notify the Pledgee of any events or notices received by the Pledgor which may affect the rights of the Pledgee in the pledged equity or any part thereof, and any events or notices received by the Pledgor which may alter any of the Pledgor’s warranties and other obligations hereunder;

7.2

The Pledgor agrees that the Pledgee’s rights to the Pledgor under this Agreement shall not be interrupted or impeded by the Pledgor or the Pledgor’s successor or representative or any other person through legal proceedings.

7.3

The Pledgor hereby undertakes to the Pledgee that it will abide by and perform all warranties, commitments, agreements, representations and conditions under this Agreement. If the Pledgor fails to perform or fully perform its warranties, commitments, agreements, representations and conditions, the Pledgor shall compensate the Pledgee for all losses incurred thereby.

8.	Event of Default

8.1	Any of the following circumstances shall be deemed to be an Event of Default:

8.1.1	Party C fails to pay in full the consulting and service fees payable under the Business Cooperation Agreement or breaches any other obligations of Party C under the Business Cooperation Agreement;

8.1.2	Any representation or warranty made by the Pledgor in Article 6 hereof contains material misrepresentation or error and/or the Pledgor breaches any warranty under Article 6 hereof;

8.1.3	The Pledgor and Party C fail to complete the equity registration at the registration authority according to Article 1.3;

8.1.4	The Pledgor and Party C breach any provisions of this Agreement;

8.1.5	The Pledgor transfers or intends to transfer or waive or has assigned the Pledged Equity without the written consent of the Pledgee, except as expressly provided in Article 7.1.1;

8.1.6

The Pledgor’s own liability for any loan, guarantee, indemnity, undertaking or other debt to any third party (1) is required to be repaid or performed in advance due to breach by the Pledgor; or (2) is due and cannot be repaid or performed on time;

8.1.7	Any approvals, licenses, permits or authorizations of governmental authorities that render this Agreement enforceable, legal and effective are revoked, suspended, invalidated or substantially changed;

8.1.8	Due to the enactment of applicable laws, this Agreement becomes illegal or the Pledgor is prevented from continuing to perform its obligations under this Agreement;

8.1.9	The adverse change in the property owned by the Pledgor causes the Pledgee to believe that the Pledgor’s ability to perform its obligations under this Agreement has been affected;

8.1.10	The successor or custodian of Party C can only partially perform or refuses to perform the payment obligations under the Business Cooperation Agreement; and

8.1.11	Any other circumstances in which the Pledgee is unable or may not be able to exercise its rights to the Pledge.

8.2

The Pledgor shall immediately notify the Pledgee in writing if it knows or discovers that any of the matters referred to in Article 8.1 or the events that may lead to the aforesaid matters have occurred.

8.3

Unless the Event of Default set forth in this Clause 8.1 has been fully resolved to the satisfaction of the Pledgee, the Pledgor may, upon the occurrence of or at any time after the occurrence of the Event of Default, issue a default notice to the Pledgor, requiring the Pledgor to immediately pay all the outstanding payments due from the Pledgor under the Business Cooperation Agreement and all other payments due to the Pledgee, and/or dispose of the pledge according to Article 8 of this Agreement.

9.	Exercise of the Pledge

9.1

Before the consulting and service fees set out in the Business Cooperation Agreement are paid in full, the Pledgor shall not transfer the pledge or its equity in Party C without the written consent of the Pledgee.

9.2	When the Pledgee exercises the pledge, the Pledgee may give a written notice of breach to the Pledgor.

9.3

Subject to the provisions of Article 8.3, the Pledgee may exercise the right to dispose of the pledge simultaneously with the notice of default in accordance with Article 8.2 or at any time after the notice of default is given.

9.4

The Pledgee shall have the right to be reimbursed in priority in accordance with legal procedures with the proceeds from the transfer, auction or sale of all or part of the Equity Pledged hereunder, until all the outstanding payments due from the Pledgor under the Business Cooperation Agreement and all other payments due to the Pledgee are paid off.

9.5

When the Pledgee disposes of the pledge in accordance with this Agreement, the Pledgor and Party C shall provide necessary assistance to enable the Pledgee to enforce the pledge according to this Agreement.

10.	Transfer

10.1	Without the prior written consent of the Pledgee, the Pledgor shall not assign or delegate its rights and obligations under this Agreement.

10.2	This Agreement shall be binding on the Pledgor, its successors and permitted assignees, and shall be effective to the Pledgee and each of its successors and assignees.

10.3

The Pledgee may transfer any and all its rights and obligations under the Exclusive Business Cooperation Agreement to its designee (natural person/legal person). In this case, the assignee shall enjoy and assume the rights and obligations of the Pledgee under this Agreement, as if it is the original party to this Agreement. When the Pledgee transfers its rights and obligations under the Business Cooperation Agreement, the Pledgor shall execute the relevant agreements and other documents related to the transfer at the request of the Pledgee.

10.4

If the Pledgee is changed due to the transfer, the Pledgor shall sign a new pledge agreement which has the same terms and conditions as this Agreement with the new pledgee at the request of the Pledgee.

10.5

The Pledgor shall strictly comply with the provisions of this Agreement and other agreements entered into jointly or separately by the parties or any of them, including the Exclusive Call Option Agreement and the Power of Attorney granted to the Pledgee, and earnestly perform all obligations under such agreements, and shall not perform any action or omission that may affect the validity and enforceability of such agreements. Unless instructed in writing by the Pledgee, the Pledgor shall not exercise its remaining rights in the pledged equity under this Agreement.

10.	Termination or Change

This Agreement shall be terminated when the Pledgor and the Company have fully and completely performed the obligations under the Exclusive Business Cooperation Agreement and paid off all the guaranteed debts or upon the consensus of the parties, and the Pledgee shall terminate this Agreement and release the equity pledge hereunder as soon as reasonably practicable, with the reasonable expenses arising from the release of the equity pledge borne by the Pledgee.

The parties may change the arrangements under this Agreement through written agreement.

11.	Commission Charges and Other Expenses

All the costs and actual expenses related to this Agreement, including but not limited to, legal fees, cost of production, stamp duty, and any other taxes and expenses, shall be borne by Party C. If the Pledgee is required to bear certain taxes and expenses under the applicable laws, the Pledgor shall cause Party C to reimburse the Pledgee in full for the taxes and expenses already paid by the Pledgee.

12.	Confidentiality Obligations

The parties confirm that any oral or written information exchanged with each other in connection with this Agreement shall be considered confidential information. Each party shall keep all the confidential information confidential and shall not disclose any confidential information to any third party without the prior written consent of the other parties, except for the following information: (a) any information known or expected to become known to the public (provided that it is not disclosed to the public by one of the receiving parties); (b) any information required to be disclosed under the applicable laws or rules or requirements of stock exchange; or (c) the information to be disclosed by any party to its legal or financial advisers in connection with the transactions contemplated under this Agreement, provided that such legal or financial advisers shall be subject to the confidentiality obligations similar to those in this Article. The disclosure of any confidential information by the staff or organization employed by any party shall be deemed as the disclosure of confidential information by such party, which shall be held legally liable for the breach of this Agreement. This Article shall survive the termination of this Agreement for any reason.

13.	Applicable Laws and Dispute Resolution

13.1

The conclusion, effectiveness, interpretation, performance, and dispute resolution of this Agreement shall be subject to the officially published and publicly available laws of China. For the matters not covered by the officially published and publicly available laws of China, the international law principles and practices shall apply.

13.2

Any dispute in connection with the interpretation and performance of this Agreement shall be first resolved by the Parties through negotiation in good faith. If the Parties fail to reach consensus on the dispute resolution in 30 days after any party provides request to the other parties to resolve the dispute through friendly negotiation, any party may submit the dispute to Shanghai International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules in force. The place of arbitration shall be in Shanghai, and the arbitration language shall be Chinese. The arbitration award shall be final and binding on the Parties.

13.3

When any dispute arising out of the interpretation and performance of this Agreement is under arbitration, except for the issue in dispute, the parties shall continue to exercise their rights and perform their obligations under this Agreement.

14.	Notice

14.1

All notices and other communications required or given under this Agreement shall be delivered by hand, registered mail (with postage prepaid) or commercial courier service or by facsimile to the following addresses of the parties. A further confirmation shall be sent by email for each notice. The notice shall be deemed as effectively served as of the following dates:

14.1.1

When delivered by hand, commercial courier service or registered mail (with postage prepaid), it shall be deemed as effectively served on the date when the notice is delivered to or rejected at the destination of the notice.

14.1.2	When delivered by facsimile, it shall be deemed as effectively served on the date when successfully sent (as proved by the automatically generated transmission confirmation information).

14.2	For the purpose of notice, the addresses of the parties are as follows:

Party A: Qizhi (Shanghai) Network Technology Co., Ltd.

Attn: Zhiying Xiao

Address: Building C, No.888 Huanhu West Second Road, Lingang New Zone, China (Shanghai) Pilot Free Trade Zone

Email: ***

Party B:

Party B 1: Zhiying Xiao

Address: Lane 799, Dangui Road, Pudong New Area, Shanghai

Email: ***

Party B 2: Huan Yao

Address: Lane 799, Dangui Road, Pudong New Area, Shanghai

Email: ***

Party C: Shanghai Wonder Education Technology Co., Ltd.

Attn: Zhiying Xiao

Address: Lane 799, Dangui Road, Pudong New Area, Shanghai

Email: ***

14.3	Any party may at any time change its notice service address by giving notice to the other parties in accordance with this Article.

15.	Severability

If any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way. The Parties shall seek to replace the invalid, illegal or unenforceable provisions with those which are legally permissible and effective to the maximum extent desired by the Parties through consultations in good faith, provided that the economic effects of such effective provisions shall be as similar as possible to those of ineffective, illegal or unenforceable provisions.

16.	Attachment

All the attachments herein are an integral part of this Agreement.

17.	Effectiveness

17.1

This Agreement shall take effect on the date of execution by the parties. Any amendment, modification or supplement to this Agreement shall be made in writing and take effect when it is signed or stamped by the parties and the registration with the government authority is completed (if applicable).

17.2	This Agreement shall be in Chinese and executed in quadruplicate, with the Pledgor, the Pledgee and Party C holding one duplicate each, and each duplicate shall have the same legal effect.

(Signature page below)

No text in this page, which is the signature page of the Equity Pledge Agreement

Party A:

Qizhi (Shanghai) Network Technology Co., Ltd. (Seal)

/s/ Qizhi (Shanghai) Network Technology Co., Ltd.

Legal representative: Zhiying Xiao

Party B:

Party B 1: Zhiying Xiao

Signatory: /s/ Zhiying Xiao

Party B 2: Huan Yao

Signatory: /s/ Huan Yao

No text in this page, which is the signature page of the Equity Pledge Agreement

Party C:

Shanghai Wonder Education Co., Ltd. (Seal)

/s/ Shanghai Wonder Education Co., Ltd.

Legal representative: Jianjun Yu

Attachment:

1.    Investment Certificate of Shanghai Wonder Education Co., Ltd.

2.    Register of Shareholders of Shanghai Wonder Education Co., Ltd.

Attachment I

Shanghai Wonder Education Co., Ltd.

Company name:	Shanghai Wonder Education Co., Ltd.

Date of establishment:	Thursday, September 3, 2020

Registered capital:	RMB 10 million

Shareholder’s name:	Zhiying Xiao , Huan Yao

Shareholder’s ID Number:	***, ***

Note:	It is hereby to prove that Xiao Zhiying and Yao Huan hold RMB 10 million in the registered capital of Shanghai Wonder Education Co., Ltd, accounting for 100% of the equity of the Company. According to the Equity Pledge Agreement concluded on January 6, 2021, the 100% equity shall be fully pledged to Qizhi (Shanghai) Network Technology Co., Ltd, and the procedures for pledge registration with the registration authority shall be completed.

Shanghai Wonder Education Co., Ltd. (Seal)
/s/ Shanghai Wonder Education Co., Ltd.
Legal representative: Jianjun Yu
Date: January 6, 2021

Attachment II

Shanghai Wonder Education Co., Ltd.

January 6, 2021

Name	ID card No./passport No.	Capital contribution	Equity pledge
Zhiying Xiao	***	RMB 6.7 million	It has been fully pledged to Qizhi (Shanghai) Network Technology Co., Ltd.

Huan Yao	***	RMB 3.3 million	It has been fully pledged to Qizhi (Shanghai) Network Technology Co., Ltd.

Company: Shanghai Wonder Education Co., Ltd. (Seal)

/s/ Shanghai Wonder Education Co., Ltd.

Legal representative: Jianjun Yu